                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the inclusion in the Current Report on Form 8-K/A for PRI Automation, Inc. dated December 12, 1997 and to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-90702, 33-90726, 33-90732, 333-3408, 333-41067, 333-25217 of our report dated November 19, 1997 with respect to the combined financial statements of the Equipe Combined Companies.

                                          /s/ Ernst & Young LLP

San Jose, California
December 12, 1997